Exhibit 99.1

Elauwit Announces Pricing of $15.0 Million Initial Public Offering

COLUMBIA, SC, November 4, 2025 – Elauwit Connection, Inc. (“Elauwit” or the “Company”) today announced the pricing of its firm commitment initial public offering of an aggregate of 1,667,000 shares of its common stock (the “Offering”) at $9.00 per share.

The gross proceeds to Elauwit from the Offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by Elauwit, are expected to be approximately $15.0 million without the exercise of the underwriters’ over-allotment option.

The shares are expected to begin trading on the Nasdaq Capital Market under the ticker symbol “ELWT” at the open of the market on November 5, 2025. The Offering is expected to close on November 6, 2025, subject to customary closing conditions.

Elauwit intends to use the net proceeds from the offering for debt repayment, project deployments, sales and marketing organizational development, payment of deferred compensation, working capital and general corporate purposes.

In connection with the Offering, the Company has granted the underwriters a 45-day option to purchase up to an additional 250,050 shares of its common stock at the initial public offering price, less underwriting discounts and commissions.

Craig-Hallum Capital Group LLC is acting as sole bookrunner for the Offering. Harter Secrest & Emery LLP is acting as legal counsel to the Company, and Pryor Cashman LLP is acting as legal counsel to the underwriters for the Offering.

The Offering is being conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-289964) initially filed with the U.S. Securities and Exchange Commission (“SEC”) on August 29, 2025, which became effective pursuant to Section 8(a) of the Securities Act of 1933, as amended, on November 2, 2025. The Offering is being made only by means of a preliminary prospectus. Before you invest, you should read the preliminary prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, electronic copies of the preliminary prospectus relating to the Offering may be obtained from Craig-Hallum Capital Group LLC, 323 N. Washington Ave., Suite 300, Minneapolis, MN 55401, Attn: Equity Capital Markets, or by telephone at (612) 334-6300, or by email at prospectus@chlm.com. In addition, a copy of the final prospectus, when available, relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

This press release has been prepared for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, and no sale of these securities may be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Elauwit

Elauwit is a national managed services provider that designs, builds, and operates premium broadband and property-wide WiFi networks for multifamily and student housing communities. With a focus on service quality, reliability, and measurable asset value, Elauwit enables property owners to deliver always-on connectivity as a modern amenity and a source of recurring NOI growth.

For more information, visit www.elauwit.com

Forward-Looking Statements

Certain statements contained in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to the expected proceeds, trading commencement and timing of closing. The words “estimate,” “expect,” “intend,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the preliminary prospectus filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and Elauwit specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Elauwit Connection, Inc.

Katie Hayward, VP Marketing

+1-704-558-3099

sales-pr@elauwit.com

Investor Relations:

Matt Kreps, Darrow Associates

+1-214-597-8200

mkreps@darrowir.com